UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2011

CYBERMESH INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52207	98-0512139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2517 Indian Farm Lane NW
Albuquerque, NM 87107
(Address of principal executive offices and Zip Code)

505-359-5002
Registrant's telephone number, including area code

#200-245 East Liberty Street
Reno, NV 89501
(888) 597-8899
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 16, 2011, the Registrant and ContentX Technologies, LLC, a California limited liability company (“ContentX”) entered into an amendment (“Amendment”) to a certain Joint Venture Agreement (“Agreement”) between the parties.  Pursuant to the terms of the Amendment, (i) Registrant has reduced its capital contribution from $1,000,000 to $500,000 for the joint venture; (ii) the 2,1776,753 shares of Registrant common stock to be issued to ContentX pursuant to the Agreement are canceled; and (iii) Registrant shall issue to ContentX on August 19, 2011 a warrant to purchase 5,000,000 shares of Registrant common stock at a price per share of $0.001.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibit

      10Amended Joint Venture Agreement dated August 16, 2011 between Registrant and ContentX Technologies, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2011.
CYBERMESH INTERNATIONAL CORP /s/ John Samuel Porter
John Samuel Porter President